Exhibit 10s


                 DEFERRED COMPENSATION CONTRACT
                 DEFERRAL OF DISCRETIONARY BONUS


     THIS AGREEMENT made this       day of               by and
between C. R. BARD, INC., a New Jersey Corporation, hereinafter referred to as the "Company" and residing at hereinafter referred to as the "Employee".

                           WITNESSETH

     WHEREAS, the Company has adopted by Act of its Board of Directors a bonus program whereby select officers and employees of the Company are awarded, at the discretion of the Board of Directors, bonuses for exceptional service to the Company; and
     WHEREAS, the Company is willing to enter into an arrangement with the Employee whereby the Employee may defer a percentage of any bonus which may be awarded to Employee, and the Employee is desirous of entering into such an arrangement.
     NOW, THEREFORE, in consideration of the premises, and in con-sideration of the mutual covenants and agreements herein contained, the Company and Employee agree as follows:
     1.   During the period of Employee's active employment, as
such term is defined herein, by the Company, the Employee agrees to work for the Company faithfully and, to the best of Employee's ability to perform such services and duties as shall be assigned to Employee by the Company's Board of Directors or Officers.
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     For purposes of this Agreement the period of Employee's active employment shall mean the period commencing with the first day of January of the calendar year next following the execution of this Agreement and expiring on the day on which occurs the termination of Employee's employment or the date of retirement of the Employee, whichever shall occur first.
     For purposes of this Agreement, the date of retirement shall mean the Employee's normal retirement date or earlier retirement date.
     2. Employee agrees that the Company shall, during the period of Employee's active employment under this Agreement, retain that percent, which shall be not less than 25% of the amount of all awards made to the Employee under the discretionary bonus plan of the Company in effect at any time during the term of this Agreement, (hereinafter referred to as the "Plan"), which Employee designates pursuant to written notice given to Company, and pay the same to Employee under this Agreement, and Employee hereby irrevocably relinquishes and releases any and all rights to receive payment of such deferred bonus during the period of Employee's active employment under this Agreement.
     3. Upon the expiration of the period of Employee's active employment, the Company agrees to pay Employee the amount calculated in accordance with Paragraph 4 herein. Said amount shall be paid to Employee in accordance with Paragraph 5 herein.

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     4.   The amount of deferred bonus to be paid to Employee
hereunder shall be determined as follows, and an account established on the books of the Company for the purpose of recording entries to be used in computing such deferred bonus as follows: (a) Prior to the thirty-first day of December of each calendar year during the period of Employee's active employment, Employee shall give written notice to Company of the percentage to be withheld by the Company from any award made to Employee under the Plan for services rendered in the following calendar year, and such amount shall be entered in Employee's account as a credit when awarded. If notice is not given in accordance with this Paragraph 4 (a) no withholding will occur pursuant to this Agreement from any award made for services rendered in the calendar year for which said notice would have been applicable. (b) At the end of each calendar quarter during the term of this Agreement, the Company agrees to credit the Employee's account with simple interest equal to the "prime interest rate" (as hereinafter defined). For purposes of this Agreement, the prime interest rate shall mean the interest rate offered by Morgan Guaranty Trust Company, New York, New York to their respective preferred commercial borrowers, as published by said bank. The calculation of such prime interest rate shall be on a time weighted basis covering the quarterly period during which such computation shall be made. For purposes of this Agreement the term of-this Agreement shall mean that period

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of time commencing with the first day of the period of Employee's active employment and expiring with the last installment of deferred bonus to be made hereunder. (c) The amounts credited to the Employee pursuant to this Agreement shall constitute a liability against the general funds of the Company.
     5. (a) Not later than ninety (90) days prior to the expiration of the period of Employee's active employment, Employee may advise the Company in writing of Employee's election to receive the amount of deferred bonus as a lump sum payment. In the event of such election, said lump sum payment shall be made to Employee on the first day of January next following the expiration of the period of Employee's active employment, (b) In the event the Employee does not exercise the election granted pursuant to Paragraph 5 (a) above, the amount of deferred bonus in the account of the Employee shall be paid to Employee, commencing with the first day of January next following the date of expiration of the period of employee's active employment, in accordance with a pay out schedule adopted by the Board of Directors of the Company which shall under no circumstances cover a period of time in excess of ten (10) years. The Company reserves the right at all times throughout the term of this Agreement to alter the schedule for the payment of the deferred bonus and may at its election pay the entire amount of deferred bonus or any part thereof standing to the credit of the Employee or his beneficiary or estate, as a lump sum.

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                            IV - 392
     6. In the event of the death of the Employee during the term of this Agreement, the Company shall pay, in accordance with paragraph 5 (a) hereinabove, the deferred bonus to such beneficiary or beneficiaries as Employee may have designated in writing to the Company, or, in the event a beneficiary is not so designated by the Employee, to the Employee's estate.
     7. The Employee agrees that, he will not directly or indirectly enter into or in any manner take part in any business, profession or other endeavor, either as an employee, agent, independent contractor or owner, which, in the opinion of the Board of Directors of the Company, shall be in competition with the business of the Company, which opinion of the Board of Directors shall be final and conclusive for the purposes hereof.
     8. The Employee shall not divulge any trade or business secrets or any other confidential information of the Company to any person not employed by the Company unless so authorized by the Company.
     9. If the Employee shall fail to observe any of the covenants of Paragraphs 7 and 8 and shall continue to breach any covenant therein contained for a period of thirty (30) days after the Company shall have advised Employee of such breach by written notice, then, any of the provisions hereof to the contrary notwithstanding, the Employee agrees that no further payments shall be due or payable by the Company hereunder either to the Employee, his beneficiary, or his estate, and that the Company shall have no further liability hereunder,
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     10.  This Agreement shall not be construed as granting to
Employee any right with respect to continuance of employment by the Company or a subsidiary thereof. The right of the Company or any subsidiary thereof to terminate the Employee's employment with it at any time at will is specifically reserved. The right of the Employee to terminate his employment with the Company at any time at will is specifically reserved.
     11. Notwithstanding anything herein to the contrary, in the event any amendment to the Internal Revenue Code or Treasury Regulations or judicial or administrative interpretation thereof, should disallow the deferral of compensation as required in this Agreement, the Company shall in its sole discretion be permitted to distribute to the Employee such compensation so affected, or terminate this plan in whole or in part.
     12. No rights or interest of the Employee, his beneficiary, or estate established herein, shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no right or interest established herein shall be liable for, or subject to, any obligation or liability of the Employee.
     13. Except as herein provided, this Agreement shall be binding upon the parties hereto, their heirs, executors, administrators, successors (including but not limited to successors resulting from any corporate merger) or assigns.
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                            IV - 394


     14. This Agreement shall be executed in duplicate, each copy of which when so executed and delivered shall be an original, but both copies shall together constitute one and the same document.
     15. This Agreement shall be construed in accordance with the law of the State of New Jersey.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year above written.


WITNESS:



ATTEST:                                 C. R. BARD, INC.










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